UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    May 14, 2014

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

_________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

Frontier Communications Corporation held its 2014 Annual Meeting of the Stockholders on May 14, 2014 (the “Meeting”).  The number of shares of common stock present at the Meeting was 801,048,708 or 79.9% of the shares of common stock outstanding on March 18, 2014, the record date for the Meeting.  At the Meeting, the following items were submitted to a vote of stockholders.

(1)Election of directors. All nominees were elected pursuant to the following votes
	Number of Votes*
Director	FOR	WITHHELD
Leroy T. Barnes, Jr.	472,328,089	7,947,521
Peter C.B. Bynoe	465,755,247	14,520,363
Edward Fraioli	472,578,032	7,697,578
Daniel J. McCarthy	471,918,762	8,356,848
Pamela D.A. Reeve	472,360,537	7,915,073
Virginia P. Ruesterholz	451,163,543	29,112,067
Howard L. Schrott	472,575,995	7,699,615
Larraine D. Segil	472,089,355	8,186,255
Mark Shapiro	471,388,952	8,886,658
Myron A. Wick, III	471,925,393	8,350,217
Mary Agnes Wilderotter	449,883,361	30,392,249

__________

*  Does not include 320,773,098 broker non-votes.

(2)Advisory proposal on executive compensation.  The matter was approved with the following vote:

Number of votes FOR	445,847,382
Number of votes AGAINST	28,676,453
Number of votes ABSTAINING	5,751,775
Number of BROKER NON-VOTES	320,773,098

(3)Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014.  The matter was approved with the following vote:

Number of votes FOR	787,089,174
Number of votes AGAINST	10,099,481
Number of votes ABSTAINING	3,860,053

Item 8.01         Other Events

                       The information set forth in the press release issued by Frontier Communications Corporation on May 14, 2014, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)Exhibits

99.1Press Release of Frontier Communications Corporation released on May 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER Communications CORPORATION

Date: May 14, 2014	By:/s/ David G. Schwartz
David G. Schwartz
Vice President, Corporate Counsel and
Assistant Secretary